Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

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Registration statement on Form S-8 (No. 333-117860) pertaining to the salesforce.com, inc. 1999 Stock Option Plan, 2004 Equity Incentive Plan, 2004 Outside Directors Stock Plan and 2004 Employee Stock Purchase Plan,

•	Registration statement on Form S-8 (No. 333-123656) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•	Registration statement on Form S-8 (No. 333-134467) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2006 Inducement Equity Incentive Plan,

•	Registration statement on Form S-8 (No. 333-143161) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•	Registration statement on Form S-8 (No. 333-151180) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•	Registration statement on Form S-8 (No. 333-159554) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2006 Inducement Equity Incentive Plan,

•	Registration statement on Form S-8 (No. 333-167190) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

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Registration statement on Form S-8 (No. 333-174209) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan, 2006 Inducement Equity Incentive Plan and Radian6 Technologies Inc. Third Amended and Restated Stock Option Plan,

•	Registration statement on Form S-3 (No. 333-174541) and related prospectus for the registration of 436,167 shares of common stock,

•	Registration statement on Form S-8 (No. 333-177018) pertaining to the salesforce.com, inc. 2006 Inducement Equity Incentive Plan and Assistly, Inc. 2009 Stock Plan,

•	Registration statement on Form S-8 (No. 333-178606) pertaining to the Model Metrics, Inc. 2008 Stock Plan,

•	Registration statement on Form S-8 (No. 333-179317) pertaining to the 2Catalyze, Inc. Second Amended 2008 Stock Option Plan,

•	Registration statement on Form S-8 (No. 333-181698) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan,

•	Registration statement on Form S-3 (No 333-183581) and related prospectus for the registration of 1,680,195 shares of common stock,

•	Registration statement on Form S-8 (No. 333-183580) pertaining to the salesforce.com, inc. 2006 Inducement Equity Incentive Plan and Buddy Media, Inc. 2007 Equity Incentive Plan, and

•	Registration statement on Form S-8 (No. 333-183885) pertaining to the Goinstant, Inc. Stock Option Plan,

•	Registration statement on Form S-8 (No. 333-188850) pertaining to the salesforce.com, 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan,

•	Registration statement on Form S-8 (No. 333-189249) pertaining to the EdgeSpring, Inc. 2010 Equity Incentive Plan,

•	Registration statement on Form S-3 (No 333-189248) and related prospectus for the registration of 2,090,499 shares of common stock,

•	Registration statement on Form S-8 (No. 333-189801) pertaining to the salesforce.com, Inc. 2013 Equity Incentive Plan,

•	Registration statement on Form S-8 (No. 333-189980) pertaining to the ExactTarget, Inc. 2004 Stock Option Plan, and 2008 Equity Incentive Plan;

of salesforce.com, inc. of our report dated February 22, 2013, with respect to the consolidated balance sheets of ExactTarget, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive loss, redeemable and convertible preferred stock and stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, which report appears in the Form 8-K/A, of salesforce.com, inc. dated January 31, 2014.

/s/ KPMG LLP

Indianapolis, Indiana

January 31, 2014